Exhibit 99.1

Tenet Reports Second Quarter Adjusted EBITDA of $288 Million

6.2% Growth in Net Operating Revenues

1.5% Growth in Adjusted Admissions

4.9% Increase in Surgeries

Outlook for 2012 Adjusted EBITDA Reconfirmed in Range of $1.250 Billion to $1.375 Billion

DALLAS – August 7, 2012 – Tenet Healthcare Corporation (NYSE:THC) today reported Adjusted EBITDA of $288 million for the second quarter ended June 30, 2012, an increase of $13 million, or 4.7 percent, as compared to Adjusted EBITDA of $275 million in the second quarter of 2011. Income from continuing operations was $42 million, or $0.10 per diluted share, in the second quarter of 2012, compared to $40 million, or $0.08 per diluted share, in last year’s second quarter. Net income attributable to common shareholders was a loss of $6 million, or a loss of $0.01 per diluted share, compared to net income of $55 million, or $0.11 per diluted share in the second quarter of 2011. In the second quarter of 2012 net income attributable to common shareholders included impairment and restructuring charges in discontinued operations of $100 million pre-tax, $50 million after-tax and after the noncontrolling interest benefit, or $0.12 per share, related to the previously announced anticipated sale of Creighton University Medical Center. The California Provider Fee 30-month Program contributed $47 million pre-tax, of which approximately $28 million was attributable to other reporting periods.

“We are pleased with our second quarter results which came in above our expectations,” said Trevor Fetter, president and chief executive officer. “This strong performance was driven by growth in patient volumes and revenues. This was our seventh consecutive quarter in which adjusted admissions growth was positive. Several targeted service lines including major trauma and neuro-, thoracic-, oncology and vascular surgeries, contributed to volume growth in the quarter. And, on July 1 Conifer Health Solutions launched phase one of its ground-breaking partnership with Catholic Health Initiatives.”

Discussion of Results   (Percentage changes compare Q2’12 to Q2’11, unless otherwise noted.)

Adjusted admissions increased by 1.5 percent and total admissions declined by 0.4 percent. Surgery growth was strong increasing by 4.9 percent, and emergency department visits increased 5.0 percent.

Net operating revenues were $2.265 billion, an increase of $133 million, or 6.2 percent, compared to net operating revenues of $2.132 billion in the second quarter of 2011. Net revenues in the second quarter of 2012 included a net contribution of $47 million from the California Provider Fee 30-month Program of which approximately $28 million was attributable to other reporting periods. Tenet expects to recognize additional net revenues of approximately $66 million in the second half of 2012 related to this program.

Bad debt expense was $190 million compared to $168 million in the second quarter of 2011. Bad debt expense as a percent of revenues was 7.7 percent, an increase of 40 basis points compared to 7.3 percent in the second quarter of 2011, which remained within our 2012 Outlook range. Increased self-pay volume and various favorable settlements of aged managed care accounts in the 2011 period contributed to the increase in bad debt expense.

Net patient revenue per adjusted patient day was $2,543, an increase of 5.3 percent. This pricing increase reflects improved terms in our contracts with commercial managed care payers, partially offset by an adverse shift in payer mix.

Selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by 3.5 percent per adjusted admission, which was favorable to the Company’s expectations for the quarter. Supply costs were extremely well-controlled, declining 2.3 percent per adjusted admission.

Selected operating expenses included an adverse impact of $8 million due to additional costs as a result of declining interest rates.

The comparison of the Company’s Adjusted EBITDA in the 2012 period to the second quarter of 2011 was adversely impacted by $25 million of healthcare information technology (“HIT”) incentive payments recognized as earnings in last year’s second quarter. No HIT incentive payments were recognized in the second quarter of 2012.

The Company initiated segment financial disclosures of Conifer Health Solutions (“Conifer”) in the current quarter. Conifer reported $25 million in Adjusted EBITDA in the second quarter of 2012, which included $16 million of earnings for Conifer services provided to the Company’s hospitals. No revenues were recognized in the second quarter of 2012 related to Conifer’s recently announced partnership with Catholic Health Initiatives, which commenced on July 1, 2012.

Cash and cash equivalents were $82 million at June 30, 2012, a decrease of $22 million from $104 million at March 31, 2012. The balance on the Company’s bank line was $200 million at June 30, 2012, a reduction of $83 million as compared to a balance of $283 million as of March 31, 2012. Cash flow from operations was $243 million in the second quarter of 2012, an increase of $65 million as compared to $178 million in the second quarter of 2011. Capital expenditures were $116 million in the second quarter of 2012 compared to $82 million in the second quarter of 2011.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2012 results on a 10:00 AM (ET) webcast on August 7, 2012.  This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.  A set of slides, which will be referenced on the call, are posted on the Company’s website.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 50 hospitals, over 100 free-standing outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers serving nearly 400 hospital and health care entities nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media:  Rick Black (469) 893-2647                               Investors:  Thomas Rice (469) 893-2522

Rick.Black@tenethealth.com                                             Thomas.Rice@tenethealth.com

# # #

This document contains “forward-looking statements” — that is, statements relating to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended Dec. 31, 2011, our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements contained in this press release as a result of new information or future events or developments.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,455		$2,300		6.7%
Less: Provision for doubtful accounts	190		168		13.1%
Net operating revenues	2,265	100.0%	2,132	100.0%	6.2%
Operating expenses:
Salaries, wages and benefits	1,054	46.5%	982	46.1%	7.3%
Supplies	389	17.2%	392	18.4%	(0.8)%
Other operating expenses, net	534	23.7%	508	23.8%	5.1%
Electronic health record incentives	—	—%	(25)	(1.2)%	(100.0)%
Depreciation and amortization	104	4.6%	100	4.7%	4.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	3	0.1%	2	0.1%
Litigation and investigation costs	1	—%	8	0.4%
Operating income	180	7.9%	165	7.7%
Interest expense	(102)		(98)
Investment earnings	—		1
Income from continuing operations, before income taxes	78		68
Income tax expense	(30)		(19)
Income from continuing operations, before discontinued operations	48		49
Discontinued operations:
Income (loss) from operations	1		(5)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(100)		—
Net gains on sales of facilities	2		—
Income tax benefit	29		19
Income (loss) from discontinued operations	(68)		14
Net income (loss)	(20)		63
Less: Preferred stock dividends	4		6
Less: Net income (loss) attributable to noncontrolling interests	(18)		2
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(6)		$55

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$42		$40
Income (loss) from discontinued operations, net of tax	(48)		15
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(6)		$55

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.10		$0.08
Discontinued operations	(0.11)		0.03
	$(0.01)		$0.11
Diluted
Continuing operations	$0.10		$0.08
Discontinued operations	(0.11)		0.03
	$(0.01)		$0.11
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	415,011		486,794
Diluted	427,708		503,748

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,946		$4,729		4.6%
Less: Provision for doubtful accounts	379		347		9.2%
Net operating revenues	4,567	100.0%	4,382	100.0%	4.2%
Operating expenses:
Salaries, wages and benefits	2,116	46.3%	1,999	45.6%	5.9%
Supplies	788	17.3%	788	18.0%	—%
Other operating expenses, net	1,065	23.3%	999	22.8%	6.6%
Electronic health record incentives	—	—%	(50)	(1.1)%	(100.0)%
Depreciation and amortization	204	4.5%	198	4.5%	3.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	6	0.1%	10	0.2%
Litigation and investigation costs	3	0.1%	19	0.4%
Operating income	385	8.4%	419	9.6%
Interest expense	(200)		(216)
Investment earnings	1		2
Income from continuing operations, before income taxes	186		205
Income tax expense	(72)		(69)
Income from continuing operations, before discontinued operations	114		136
Discontinued operations:
Income (loss) from operations	3		(15)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(100)		—
Net gains on sales of facilities	2		—
Income tax benefit	28		24
Income (loss) from discontinued operations	(67)		9
Net income	47		145
Less: Preferred stock dividends	10		12
Less: Net income (loss) attributable to noncontrolling interests	(15)		5
Net income attributable to Tenet Healthcare Corporation common shareholders	$52		$128

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$99		$120
Income (loss) from discontinued operations, net of tax	(47)		8
Net income attributable to Tenet Healthcare Corporation common shareholders	$52		$128

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.24		$0.24
Discontinued operations	(0.11)		0.02
	$0.13		$0.26
Diluted
Continuing operations	$0.23		$0.23
Discontinued operations	(0.11)		0.02
	$0.12		$0.25
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	413,192		486,848
Diluted	434,718		563,951

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$82	$113
Accounts receivable, less allowance for doubtful accounts	1,356	1,278
Inventories of supplies, at cost	154	161
Income tax receivable	13	7
Current portion of deferred income taxes	409	418
Assets held for sale	41	2
Other current assets	509	378
Total current assets	2,564	2,357
Investments and other assets	120	156
Deferred income taxes, net of current portion	345	374
Property and equipment, at cost, less accumulated depreciation and amortization	4,181	4,350
Goodwill	749	736
Other intangible assets, at cost, less accumulated amortization	526	489
Total assets	$8,485	$8,462

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$237	$66
Accounts payable	644	760
Accrued compensation and benefits	363	376
Professional and general liability reserves	73	75
Accrued interest payable	121	112
Accrued legal settlement costs	7	64
Other current liabilities	427	362
Total current liabilities	1,872	1,815
Long-term debt, net of current portion	4,511	4,294
Professional and general liability reserves	336	337
Accrued legal settlement costs	2	2
Other long-term liabilities	519	506
Total liabilities	7,240	6,954
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	16
Equity:
Shareholders’ equity:
Preferred stock	45	334
Common stock	27	27
Additional paid-in capital	4,410	4,407
Accumulated other comprehensive loss	(49)	(52)
Accumulated deficit	(1,378)	(1,440)
Common stock in treasury, at cost	(1,879)	(1,853)
Total shareholders’ equity	1,176	1,423
Noncontrolling interests	53	69
Total equity	1,229	1,492
Total liabilities and equity	$8,485	$8,462

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions)	2012	2011
Net income	$47	$145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204	198
Provision for doubtful accounts	379	347
Deferred income tax expense	37	91
Stock-based compensation expense	17	12
Impairment of long-lived assets and goodwill, and restructuring charges, net	6	10
Litigation and investigation costs	3	19
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	—	17
Amortization of debt discount and debt issuance costs	11	15
Pre-tax loss from discontinued operations	95	15
Other items, net	(4)	(3)
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(450)	(468)
Inventories and other current assets	(116)	(54)
Income taxes	(5)	(26)
Accounts payable, accrued expenses and other current liabilities	23	(117)
Other long-term liabilities	26	8
Payments against reserves for restructuring charges and litigation costs and settlements	(50)	(22)
Net cash used in operating activities from discontinued operations, excluding income taxes	(22)	(11)
Net cash provided by operating activities	201	176
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(251)	(197)
Purchases of property and equipment — discontinued operations	(1)	(1)
Purchases of businesses or joint venture interests	(13)	(42)
Proceeds from sales of facilities and other assets — discontinued operations	10	—
Proceeds from sales of marketable securities, long-term investments and other assets	2	(1)
Other items, net	5	10
Net cash used in investing activities	(248)	(231)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(973)	—
Proceeds from borrowings under credit facility	1,093	—
Repayments of other borrowings	(67)	(2)
Proceeds from other borrowings	292	—
Deferred debt issuance costs	(2)	—
Repurchases of common stock	(26)	(72)
Repurchases of preferred stock	(292)	—
Cash dividends on preferred stock	(12)	(12)
Distributions paid to noncontrolling interests	(6)	(4)
Other items, net	9	4
Net cash provided by (used in) financing activities	16	(86)
Net decrease in cash and cash equivalents	(31)	(141)
Cash and cash equivalents at beginning of period	113	405
Cash and cash equivalents at end of period	$82	$264
Supplemental disclosures:
Interest paid, net of capitalized interest	$(181)	$(182)
Income tax (payments) refunds, net	$(11)	$20

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended June 30,			Six Months Ended June 30,
admission and per visit amounts)	2012	2011	Change	2012	2011	Change

Net inpatient revenues	$1,548	$1,466	5.6%	$3,155	$3,085	2.3%
Net outpatient revenues	$791	$738	7.2%	$1,557	$1,458	6.8%

Number of acute care hospitals (at end of period)	49	49	— *	49	49	— *
Licensed beds (at end of period)	13,176	13,086	0.7%	13,176	13,086	0.7%
Average licensed beds	13,176	13,111	0.5%	13,157	13,117	0.3%
Utilization of licensed beds	49.2%	50.0%	(0.8)%*	50.4%	51.9%	(1.5)%*
Patient days	590,437	595,986	(0.9)%	1,207,896	1,231,449	(1.9)%
Adjusted patient days	919,895	912,369	0.8%	1,867,011	1,860,725	0.3%
Net inpatient revenue per patient day	$2,622	$2,460	6.6%	$2,612	$2,505	4.3%
Total admissions	125,136	125,592	(0.4)%	256,326	257,029	(0.3)%
Adjusted patient admissions	196,932	193,971	1.5%	399,792	391,430	2.1%
Net inpatient revenue per admission	$12,371	$11,673	6.0%	$12,309	$12,003	2.5%
Average length of stay (days)	4.72	4.75	(0.6)%	4.71	4.79	(1.7)%
Total surgeries	95,422	91,005	4.9%	188,650	178,512	5.7%
Outpatient visits	1,046,768	994,204	5.3%	2,078,379	1,984,615	4.7%
Net outpatient revenue per visit	$756	$742	1.9%	$749	$735	1.9%

Sources of net patient revenue
Medicare	22.7%	23.5%	(0.8)%*	24.6%	23.3%	1.3%*
Medicaid	10.0%	7.5%	2.5%*	8.7%	9.6%	(0.9)%*
Managed care	56.8%	58.2%	(1.4)%*	56.3%	56.4%	(0.1)%*
Indemnity, self-pay and other	10.5%	10.8%	(0.3)%*	10.4%	10.7%	(0.3)%*

*    This change is the difference between the 2012 and 2011 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2012 by Calendar Quarter

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per share amounts)	03/31/12	06/30/12	06/30/12

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,491	$2,455	$4,946
Less: Provision for doubtful accounts	189	190	379
Net operating revenues	2,302	2,265	4,567
Operating expenses:
Salaries, wages and benefits	1,062	1,054	2,116
Supplies	399	389	788
Other operating expenses, net	531	534	1,065
Depreciation and amortization	100	104	204
Impairment of long-lived assets and goodwill, and restructuring charges, net	3	3	6
Litigation and investigation costs	2	1	3
Operating income	205	180	385
Interest expense	(98)	(102)	(200)
Investment earnings	1	—	1
Income from continuing operations, before income taxes	108	78	186
Income tax expense	(42)	(30)	(72)
Income from continuing operations, before discontinued operations	66	48	114
Discontinued operations:
Income (loss) from operations	2	1	3
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	(100)	(100)
Net gains on sales of facilities	—	2	2
Income tax benefit (expense)	(1)	29	28
Income (loss) from discontinued operations	1	(68)	(67)
Net income	67	(20)	47
Less: Preferred stock dividends	6	4	10
Less: Net income (loss) attributable to noncontrolling interests	3	(18)	(15)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$52

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$57	$42	$99
Income (loss) from discontinued operations, net of tax	1	(48)	(47)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$52

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.14	$0.10	$0.24
Discontinued operations	—	(0.11)	(0.11)
	$0.14	$(0.01)	$0.13
Diluted
Continuing operations	$0.13	$0.10	$0.23
Discontinued operations	—	(0.11)	(0.11)
	$0.13	$(0.01)	$0.12
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	411,373	415,011	413,192
Diluted	484,873	427,708	434,718

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

			Six Months
(Dollars in millions except per patient day, per	Three Months Ended		Ended
admission and per visit amounts)	03/31/12	06/30/12	06/30/12

Net inpatient revenues	$1,607	$1,548	$3,155
Net outpatient revenues	$766	$791	$1,557

Number of acute care hospitals (at end of period)	49	49	49	*
Licensed beds (at end of period)	13,175	13,176	13,176
Average licensed beds	13,138	13,176	13,157
Utilization of licensed beds	51.6%	49.2%	50.4	%*
Patient days	617,459	590,437	1,207,896
Adjusted patient days	947,116	919,895	1,867,011
Net inpatient revenue per patient day	$2,603	$2,622	$2,612
Total admissions	131,190	125,136	256,326
Adjusted patient admissions	202,860	196,932	399,792
Net inpatient revenue per admission	$12,249	$12,371	$12,309
Average length of stay (days)	4.71	4.72	4.71
Total surgeries	93,228	95,422	188,650
Outpatient visits	1,031,611	1,046,768	2,078,379
Net outpatient revenue per visit	$743	$756	$749

Sources of net patient revenue
Medicare	26.5%	22.7%	24.6	%*
Medicaid	7.5%	10.0%	8.7	%*
Managed care	55.9%	56.8%	56.3	%*
Indemnity, self-pay and other	10.1%	10.5%	10.4	%*

*    This change is the difference between the 2012 and 2011 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2011 by Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,429	$2,300	$2,289	$2,353	$9,371
Less: Provision for doubtful accounts	179	168	189	181	717
Net operating revenues	2,250	2,132	2,100	2,172	8,654
Operating expenses:
Salaries, wages and benefits	1,017	982	1,002	1,014	4,015
Supplies	396	392	379	381	1,548
Other operating expenses, net	491	508	527	494	2,020
Electronic health record incentives	(25)	(25)	—	(5)	(55)
Depreciation and amortization	98	100	100	100	398
Impairment of long-lived assets and goodwill, and restructuring charges, net	8	2	8	2	20
Litigation and investigation costs	11	8	5	31	55
Operating income	254	165	79	155	653
Interest expense	(118)	(98)	(59)	(100)	(375)
Loss from early extinguishment of debt	—	—	—	(117)	(117)
Investment earnings	1	1	1	1	4
Income (loss) from continuing operations, before income taxes	137	68	21	(61)	165
Income tax benefit (expense)	(50)	(19)	(4)	12	(61)
Income (loss) from continuing operations, before discontinued operations	87	49	17	(49)	104
Discontinued operations:
Loss from operations	(10)	(5)	(2)	(1)	(18)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	—	—	(6)	(6)
Litigation settlements, and investigation costs	—	—	—	(17)	(17)
Income tax benefit	5	19	—	8	32
Income (loss) from discontinued operations	(5)	14	(2)	(16)	(9)
Net income (loss)	82	63	15	(65)	95
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income attributable to noncontrolling interests	3	2	3	5	13
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$80	$40	$8	$(60)	$68
Income (loss) from discontinued operations, net of tax	(7)	15	(2)	(16)	(10)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.16	$0.08	$0.02	$(0.13)	$0.15
Discontinued operations	(0.01)	0.03	—	(0.04)	(0.03)
	$0.15	$0.11	$0.02	$(0.17)	$0.12
Diluted
Continuing operations	$0.15	$0.08	$0.02	$(0.13)	$0.14
Discontinued operations	(0.01)	0.03	—	(0.04)	(0.02)
	$0.14	$0.11	$0.02	$(0.17)	$0.12
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,902	486,794	468,753	432,454	468,726
Diluted	565,181	503,748	483,632	432,454	485,181

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended				Year Ended
admission and per visit amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net inpatient revenues	$1,619	$1,466	$1,444	$1,499	$6,028
Net outpatient revenues	$720	$738	$734	$736	$2,928

Number of acute care hospitals (at end of period)	49	49	49	49	49	*
Licensed beds (at end of period)	13,123	13,086	13,119	13,119	13,119
Average licensed beds	13,123	13,111	13,106	13,119	13,115
Utilization of licensed beds	53.8%	50.0%	49.1%	48.9%	50.4	%*
Patient days	635,463	595,986	591,948	589,848	2,413,245
Adjusted patient days	948,356	912,369	909,960	902,762	3,673,447
Net inpatient revenue per patient day	$2,548	$2,460	$2,439	$2,541	$2,498
Total admissions	131,437	125,592	125,458	125,347	507,834
Adjusted patient admissions	197,459	193,971	194,965	193,631	780,026
Net inpatient revenue per admission	$12,318	$11,673	$11,510	$11,959	$11,870
Average length of stay (days)	4.83	4.75	4.72	4.71	4.75
Total surgeries	87,507	91,005	92,574	91,200	362,286
Outpatient visits	990,411	994,204	987,318	982,083	3,954,016
Net outpatient revenue per visit	$727	$742	$743	$749	$741

Sources of net patient revenue
Medicare	23.2%	23.5%	22.5%	23.1%	23.1	%*
Medicaid	11.5%	7.5%	8.0%	8.6%	9.0	%*
Managed care	54.6%	58.2%	58.2%	58.1%	57.2	%*
Indemnity, self-pay and other	10.7%	10.8%	11.3%	10.2%	10.7	%*

* This change is the difference between the 2012 and 2011 amounts shown

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2012	2011
Assets:
Hospital Operations and other	$8,410	$8,389
Conifer	75	73
Total	$8,485	$8,462

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Capital expenditures:
Hospital Operations and other	$114	$78	$247	$191
Conifer	2	4	5	7
Total	$116	$82	$252	$198

Revenues:
Hospital Operations and other	$2,247	$2,113	$4,532	$4,349
Conifer
Tenet	90	64	180	124
Other customers	18	19	35	33
	2,355	2,196	4,747	4,506
Intercompany eliminations	(90)	(64)	(180)	(124)
Total	$2,265	$2,132	$4,567	$4,382

Adjusted EBITDA:
Hospital Operations and other	$263	$266	$548	$632
Conifer	25	9	50	14
Total	$288	$275	$598	$646

Depreciation and amortization:
Hospital Operations and other	$101	$98	$199	$194
Conifer	3	2	5	4
Total	$104	$100	$204	$198

Adjusted EBITDA:	$288	$275	$598	$646
Depreciation and amortization	(104)	(100)	(204)	(198)
Interest expenses	(102)	(98)	(200)	(216)
Litigation and investigation costs	(1)	(8)	(3)	(19)
Impairments of long-lived assets	(3)	(2)	(6)	(10)
Investment earnings	0	1	1	2
Income before income taxes	$78	$68	$186	$205

Due to the fact that Conifer’s revenues from providing services to Tenet’s hospitals were based on third-party billing terms in 2012 but not in 2011, the following table presents proforma EBITDA on a comparable basis to the prior year’s presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Adjusted supplemental EBITDA:
Hospital Operations and other	$279	$266	$580	$632
Conifer	9	9	18	14
Total	$288	$275	$598	$646

Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2012 and 2011.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2012	2011	2012	2011
Net income attributable to Tenet Healthcare Corporation common shareholders	$(6)	$55	$52	$128
Less: Net loss/(income) attributable to noncontrolling interests	18	(2)	15	(5)
Preferred stock dividends	(4)	(6)	(10)	(12)
Income (loss) from discontinued operations, net of tax	(68)	14	(67)	9
Income from continuing operations	48	49	114	136
Income tax expense	(30)	(19)	(72)	(69)
Investment earnings	—	1	1	2
Interest expense	(102)	(98)	(200)	(216)
Operating income	180	165	385	419
Litigation and investigation costs	(1)	(8)	(3)	(19)
Impairment of long-lived assets and goodwill, and restructuring charges	(3)	(2)	(6)	(10)
Depreciation and amortization	(104)	(100)	(204)	(198)
Adjusted EBITDA	$288	$275	$598	$646

Net operating revenues	$2,265	$2,132	$4,567	$4,382

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.7%	12.9%	13.1%	14.7%

Table #2 - Reconciliation of Outlook Adjusted EBITDA to
Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for Year Ending December 31, 2012

(Unaudited)

(Dollars in millions)	Low	High

Net income attributable to Tenet Healthcare Corporation common shareholders	$165	$270
Less:
Net loss attributable to noncontrolling interests	5	10
Preferred stock dividends	(12)	(12)
Loss from discontinued operations, net of tax	(75)	(60)
Income from continuing operations	247	332
Income tax expense	(158)	(213)
Income from continuing operations, before income taxes	405	545
Interest expense, net	(410)	(390)
Operating income	815	935
Litigation and investigation costs	(10)	(5)
Impairment of long-lived assets and goodwill, and restructuring charges	(15)	(5)
Depreciation and amortization	(410)	(430)
Adjusted EBITDA	$1,250	$1,375

Net operating revenues	$9,000	$9,300
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	13.9%	14.8%

Table #3 - Reconciliation of Outlook Adjusted EBITDA to
Outlook Normalized Income From Continuing Operations

for Year Ending December 31, 2012

(Unaudited)

(Dollars in millions)	Low	High

Adjusted EBITDA (from Table #2)	$1,250	$1,375

Depreciation and amortization	(410)	(430)
Interest expense, net	(410)	(390)
Income from continuing operations, before income taxes	430	555
Income tax expense (a)	(168)	(216)
Income from continuing operations	262	339
Preferred stock dividends	(12)	(12)
Net income attributable to noncontrolling interests	(15)	(10)
Income from continuing operations net of tax (a)	$235	$317

Weighted average shares outstanding (in millions)	437	437
Diluted earnings per share — continuing operations (a)	$0.54	$0.73

(a)  Uses tax rate of 39 percent